EXHIBIT 99.1

CONTACT: Mark Dombrowski, Public and Media Relations
         1-800-458-0811 ext. 2285 or 814/870-2285

         Erie Indemnity Provides Supplemental First Quarter Data

Erie, Pa., April 26, 2004 - Erie Indemnity Company (Nasdaq: ERIE) is providing supplemental information in response to questions raised during the Company's April 23, 2004 webcast and conference call which discusses first quarter, 2004 financial results.

The following table presents the amount of cancellation premium, which represents written but unearned premium associated with policies cancelled during the respective calendar quarters. Cancellation premium is charged against the gross written premium in the Property & Casualty Group Statements of Operations in the period when the policy is cancelled. The percentages presented in the right column reflect the proportion of cancellation premium to total gross written premium during the respective calendar quarter.


   Quarter                           Cancellation        % Of Gross Written
    Ended                              Premium               Premium
----------------------------------------------------------------------------
March 31, 2002                      $ 52,118,848               6.81%
June 30, 2002                         55,501,632               6.29
September 30, 2002                    61,915,798               6.89
December 31, 2002                     63,710,413               7.60
March 31, 2003                        72,013,010               7.68
June 30, 2003                         74,179,130               7.08
September 30, 2003                    85,704,049               8.11
December 31, 2003                     90,929,672               9.54
March 31, 2004                      $107,249,704              10.04%


The following table presents the reported Statutory Combined Ratio (not adjusted for the profit component of the management fee paid to Erie Indemnity Company) for Private Passenger Automobile policies of the Erie Insurance Property & Casualty Group for the respective calendar quarters.

                                                Erie Insurance
                                            Property & Casualty Group
                                           Reported Statutory Combined
    Quarter                                Ratio for Private Passenger
     Ended                                        Automobile
---------------------------------------------------------------------
March 31, 2002                                      113.06%
June 30, 2002                                       113.30
September 30, 2002                                  116.87
December 31, 2002                                   163.87
March 31, 2003                                      118.50
June 30, 2003                                       104.96
September 30, 2003                                  104.99
December 31, 2003                                   107.06
March 31, 2004                                      106.21%


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Erie Indemnity Company provides  management  services to the member companies of the Erie Insurance Group, which includes the Erie Insurance Exchange, Flagship City Insurance Company, Erie Insurance Company, Erie Insurance Property and
Casualty Company, Erie Insurance Company of New York and Erie Family Life Insurance Company.

According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 16th largest automobile insurer in the United States based on direct premiums written and the 20th largest property/casualty insurer in the United States based on total lines net premium written. The Group, rated A+ (Superior) by A.M. Best Company, has more than 3.7 million policies in force and operates in 11 states and the District of Columbia. Erie Insurance Group ranked 368 on the FORTUNE 500 and is included in Forbes Magazine's PLATINUM 400 list of the best-managed companies in America.

News releases and more information about Erie Insurance Group are available at http://www.erieinsurance.com
----------------------------

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Certain forward-looking statements contained herein involve risks and uncertainties. These statements include certain discussions relating to management fee revenue, cost of management operations, underwriting, premium and investment income volume, business strategies, profitability and business relationships and the Company's other business activities during 2004 and beyond. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expect," "plan," "intend," "anticipate," "believe," "estimate," "project," "predict," "potential" and similar expressions. These forward-looking statements reflect the Company's current views about future events, are based on assumptions and are subject to known and unknown risks and uncertainties that may cause results to differ materially from those anticipated in those statements. Many of the factors that will determine future events or achievements are beyond our ability to control or predict.

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